UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2008

Dot VN, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53367
(Commission File Number)

20-3825987
(IRS Employer Identification No.)

9449 Balboa Avenue, Suite 114
San Diego, California 92123
(Address of principal executive offices)(Zip Code)

(858) 571-2007
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 21, 2008, Dot VN, Inc. (the “Company”) issued a press release announcing it has chosen Danang City as the third site for its developing network of Internet data centers.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On August 26, 2008, Dot VN, Inc. filed a Current Report on Form 8-K reporting, among other things, that a wholly owned subsidiary of Dot VN had entered into a Land Sublease Agreement (the “Sublease Agreement”) with Massda Land Company Limited (“Massda”) to lease approximately 8,176 square meters of land in the Danang Industrial Zone in Danang, Vietnam. On September 8, 2008, Dot VN and Massda corrected a typographical error in the Sublease Agreement to include an additional 502 square meters of land so that Dot VN now leases 8,678 square meters of land under the Sublease Agreement.

Item 9.01 Financial statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report:

No.	Description

99.1	Press Release dated October 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT VN, INC. (Registrant)

Date: October 21, 2008	By:	/s/ Louis P. Huynh
		Name:	Louis P. Huynh
		Title:	General Counsel, Executive Vice President of Operations and Business Development, and Corporate Secretary

Exhibit Index

No.	Description

99.1	Press Release dated October 21, 2008.